EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER &

CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of Belmont Capital Management, Inc. as general partner of Bromwell Financial Fund, L.P., certify that (i) the Form 10-Q for the period ended June 30, 2012 of Bromwell Financial Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended June 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of Bromwell Financial Fund, L.P.

BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP

By:

Belmont Capital Management, Inc., General Partner

By:

/s/ Michael Pacult

Michael Pacult

Chief Executive Officer &

Chief Financial Officer

Date:

August 17, 2012